UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  FORM 8-K/A-1

   AMENDMENT NO. 1 TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                NOVEMBER 1, 1999

                              OMEGA WORLDWIDE, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

 MARYLAND                                                        38-3382537
 --------                                                        ----------
(State or Other Jurisdiction   (Commission                      (IRS Employer
  of Incorporation)               File No.)                  Identification No.)


900 VICTORS WAY, SUITE 345, ANN ARBOR, MI                         48108
-----------------------------------------                         -----
(Address of principal executive officers)                       (Zip Code)


Registrant's Telephone Number, including area code             (734) 887-0300
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 2 Acquisition or Disposition of Assets.

Omega Worldwide, Inc. (the "Company") announced on November 1, 1999 that its wholly owned subsidiary, Idun Health Care Ltd., acquired the common stock of all of the operating subsidiaries of Tamaris, plc ("Tamaris"), a nursing home operating company in the United Kingdom. The 48 subsidiaries acquired from Tamaris ("the Acquired Companies") operate 119 nursing homes located in England, Scotland and Northern Ireland. The Company's $4.7 million purchase price consisted of cash of $1.8 million and the reassignment of shares in Tamaris acquired in market transactions for a total of $2.9 million. Transaction costs are estimated at $500,000. The Acquired Companies have tangible net assets of $9.8 million which exceeded the purchase consideration by $4.6 million, which excess reduced the carrying value of tangible fixed assets acquired, through negative goodwill.

The following unaudited pro forma combined condensed financial statements were prepared to illustrate the estimated effects of Idun's acquisition of
the   Acquired  Companies   accounted  for  under   the purchase    method   of
accounting. The unaudited pro forma combined condensed balance sheet (filed herein as Appendix I) combines the Company's September 30, 1999 consolidated balance sheet with the combined September 30, 1999 balance sheets of the Acquired Companies, giving effect to the transaction as if it had occurred on September 30, 1999. The unaudited pro forma combined condensed statements of income (filed herein as Appendix II) combine the Company's historical results for the fiscal year ended September 30, 1999 with the pro forma historical results of the Acquired Companies for the year ended September 30, 1999, giving effect to the transaction as if it had occurred on October 1, 1998, the first day of the Company's most recently completed fiscal year.

The unaudited pro forma combined condensed financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entity's historical financial statements. The financial statements of the Acquired Companies were prepared in accordance with generally accepted accounting principles in effect in the United Kingdom. The pro forma adjustments include those necessary to adjust the Acquired Companies' operating results and financial position to conform with generally accepted accounting principles in effect in the United States.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The allocation of purchase price may be revised if the Company obtains additional information concerning valuations. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the purchase been effected on the date or dates indicated or the results which may be obtained in the future. Accompanying pro forma combined condensed statements are based on, and should be read in conjunction with, the audited consolidated financial statements of the Company included in its Report on Form 10-K for the year ended September 30, 1999, and the audited financial statements of the combined Acquired Companies as submitted herewith.

The following are included herein pursuant to Item 7 of Form 8-K (Financial Statements, Pro Forma Financial Information and Exhibits) as part of amendment Number 1 to the Company's Form 8-K dated November 1, 1999.

(a)  Financial statements of businesses acquired.

     Audited Financial Statements
     For the Two Years Ended 31 March 1999 and 1998
                                                                   Page Number
                                                                   -----------

     Definitions and Background                                       F-1

     Report of Independent Accountant                                 F-2

     Combined Profit and Loss Account (Pro Forma)                     F-4

     Combined Balance Sheet (Pro Forma)                               F-5

     Combined Cash Flow Statement (Pro Forma)                         F-6

     Notes to the Financial Statements                                F-7

(b) Combined Condensed Pro Forma Financial Information. The following unaudited pro forma combined condensed financial information of Omega Worldwide, Inc. is set forth herein.

     (1) Appendix I: Unaudited pro forma condensed balance sheet as of September 30, 1999, including notes thereto.

     (2) Appendix II: Unaudited pro forma condensed statement of income for the year ended September 30, 1999, including notes thereto.

                                                                     Appendix I

                             OMEGA WORLDWIDE, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                    Unaudited
                                 (In Thousands)

                                                                          Pro Forma            Pro Forma            Pro Forma
                                                                      Acquired Entities       Adjustments            Results
                                                    Historical           (See Note A)         (See Note B)        Sept. 30, 1999

 Current Assets
   Cash & Short-term Investments                    $  5,738                $  1,523          $ (2,300)     (1)      $  4,961
   Restricted Cash                                       389                       -                 -                    389
   Other                                                 915                  13,510                 -                 14,425
                                                       -----                  ------             -----                 ------
     Total Current Assets                              7,042                  15,033            (2,300)                19,775

 Tangible Fixed Assets                                     -                  17,565            (4,663)     (2)        12,902
 Investments in Affiliates                            55,461                       -                 -                 55,461
 Other Assets                                          5,909                  13,786            (1,903)     (1)        17,792
                                                      ------                  ------            ------                 ------
     Total Assets                                   $ 68,412                $ 46,384          $ (8,866)              $105,930
                                                    ========                ========          ========               ========

 Current Liabilities
   Accounts Payable and Accrued Expenses            $  1,177                $ 32,290          $      -               $ 33,467
   Accrued Income Taxes                                1,880                       -               281      (1)         2,161
   Deferred Revenue                                    1,215                       -                 -                  1,215
                                                       -----                  ------              ----                  -----
     Total Current Liabilities                         4,272                  32,290               281                 36,843

 Long Term Liabilities                                     -                   4,290                 -                  4,290

 Shareholders' Equity
   Preferred Stock                                     2,600                       -                 -                  2,600
   Common Stock                                        1,227                       -                 -                  1,227
   Additional Paid in Capital                         52,893                       -                 -                 52,893
   Retained Earnings                                   8,075                       -                 -                  8,075
     Net Assets of Acquired Companies                      -                   9,804            (9,804)     (2)             -
   Accumulated Other Comprehensive Income (Loss)        (655)                      -               657      (1)             2
                                                       -----                   -----              ----                  -----
     Total Shareholders' Equity                       64,140                   9,804            (9,147)                64,797
                                                      ------                   -----            ------                 ------

     Total Liabilities and Shareholders' Equity     $ 68,412                $ 46,384          $ (8,866)              $105,930
                                                    ========                ========          ========               ========





Historical balance sheet information is derived from the Company's audited consolidated balance sheet as of September 30, 1999 as filed with its Form 10-K for the year ended September 30, 1999.

Note (A) -- Pro forma balance sheet information with respect to the Acquired Companies as derived from their combined unaudited balance sheet of that date.

Note (B) -- Pro forma adjustments reflect the purchase consideration of the Acquired Companies as follows:

     (1) The purchase price includes cash of $1.8 million, plus estimated transaction costs of $500,000, plus the original cost of stock ($2.8 million) released, for a total purchase price of $5.1 million.

     (2) The fair value of net assets acquired is $9.8 million, which is the same as the net carrying value of the Acquired Companies as of the acquisition date. Because the total purchase consideration is less than the fair value of assets acquired, the negative goodwill of $4,663,000 reduces the carrying value of long term assets acquired.

                                                                    Appendix II

                              OMEGA WORLDWIDE, INC.
              COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                    Unaudited
                    (In Thousands, Except Per Share Amounts)

                                                                                     Pro Forma
                                                                 Pro Forma of        Adjustments        Pro Forma
                                                Historical     Acquired Entities       Amount            Combined
                                                                  (See Note A)      (See Note B)

Revenues                                           $14,753        $132,746              $    -           $147,499

Direct Cost of Revenues                             (2,494)       (130,226)             (3,200)    (1)   (135,920)
Selling General and Administrative Expenses         (5,845)              -                   -             (5,845)
                                                    ------           -----               -----             ------
Operating Income                                     6,414           2,520              (3,200)             5,734

Equity in Income of Affiliates                       1,425               -                   -              1,425
Interest Expense                                         -            (903)                  -               (903)
Other Income/(Loss)                                    951          (1,907)              1,793     (2)        837
                                                      ----          ------               -----               ----
Earnings Before Income Taxes                         8,790            (290)             (1,407)             7,093

Income Tax (Expense) Benefit                        (2,670)           (554)              1,127     (3)     (2,097)
                                                    ------            ----               -----             ------
Income Before Preferred Stock Dividends              6,120            (844)               (280)             4,996

Preferred Stock Dividends                             (208)              -                   -               (208)
                                                      ----            ----                ----              -----
Net Earnings Available to Common Shareholders      $ 5,912        $   (844)             $ (280)          $  4,788
                                                    ======           =====               =====             ======

Earnings per Common Share, Basic                     $0.48          ($0.07)             ($0.02)             $0.39
Earnings per Common Share, Diluted                   $0.48          ($0.07)             ($0.02)             $0.39
Average Shares Outstanding, Basic                   12,261          12,261              12,261             12,261
Average Shares Outstanding, Diluted                 12,262          12,262              12,262             12,262



Historical operating results are those of the Company for the year ended September 30, 1999 as derived from the Company's audited consolidated statement of operations filed with its Form 10-K for the year ended September 30, 1999.

 See Notes (A), (B1), (B2) and (B3) on pages 5 and 6.

                              OMEGA WORLDWIDE, INC.
                              NOTES TO APPENDIX II
              COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1999


Note(A) -- Represents the pro forma combined results of the Acquired  Companies,
           who   reported  in  accordance  with  generally  accepted  accounting
           principles   in    the    United   Kingdom,  using  a March 31, 1999
           fiscal year end. The table below adjusts previously reported audited information to conform with the Company's year end of September 30, 1999. The audited combined statements of the Acquired Companies as of March 31, 1999, included in this filing pursuant to
           Item 7 (a), are presented in the left column. Operating results for the period of six months ended September 30, 1998 are subtracted, and results for the period of six months ended September 30, 1999 are added to conform with the Company's year end. The Acquired Companies' operating results for the period ending September 30, 1999 are then translated from British Pounds Sterling to U.S. Dollars using the average exchange rates for the period ($1.63 to(pound)1).


                     IDUN HEALTH CARE LTD GROUP OF COMPANIES
                   CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1999
                              Unaudited in UK GAAP
                                 (In Thousands)


                                                     Less                  Plus
                                Pro Forma          Pro Forma            Pro Forma             Pro Forma        Pro Forma
                                 Combined          Combined              Combined              Combined         Combined
                                year ended       6 mos. ended          6 mos. ended          year ended    year ended 9/30/99
                                  3/31/99            9/30/98              9/30/99              9/30/99     UK GAAP expressed
                                  UK GAAP           UK GAAP               UK GAAP              UK GAAP       in U.S. Dollars
                                  Audited         (Unaudited)           (Unaudited)          (Unaudited)       (Unaudited)

 Revenues                    (pound) 73,089    (pound) (34,486)     (pound) 42,836      (pound) 81,439         $ 132,746

 Direct Cost of Revenues            (70,220)            32,958             (42,631)            (79,893)         (130,226)
                                    -------             ------             -------             -------          --------
 Operating Income                     2,869             (1,528)                205               1,546             2,520

 Interest Expense                      (691)               333                (196)               (554)             (903)
 Other Income/(Loss)                   (544)                 -                (626)             (1,170)           (1,907)
                                      -----              -----                ----              ------            ------
 Earnings Before Income Taxes         1,634             (1,195)               (617)               (178)             (290)

 Income Tax Expense                    (647)               307                   -                (340)             (554)
                                       -----              ----                ----                ----              ----
 Earnings                    (pound)    987    (pound)    (888)     (pound)   (617)     (pound)   (518)        $    (844)
                                        ===               ====                ====                ====            ======


                              OMEGA WORLDWIDE, INC.
                              NOTES TO APPENDIX II
        COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS (CONTINUED)
                          YEAR ENDED SEPTEMBER 30, 1999


Note (B) -- The following adjustments are made to conform reported operating results with generally accepted accounting principles in the United States, giving effect to the transaction as if it had occurred on October 1, 1998.

(1)  Represents the net effect of two adjustments:


      (a) Rental expense for the Acquired Companies was recorded on a cash basis as paid in accordance with UK GAAP. Under generally accepted accounting principles in the United states, rental expense is recognized on a straight-line basis over the terms of the related operating lease and includes increases based on minimum predetermined formulas as specified in each lease. This difference increases non-cash rent expense by $4,083,000.

      (b) The pro forma results of the acquired companies includes $883,000 of amortization of short leasehold interests. As a result of negative goodwill stemming from the acquisition, these assets will be written off.

(2) The adjustment to other income/expense of $1,783,000 consists of the following:

         Non-recurring items included in the pro forma
            operating results of the Acquired Companies              $1,907,000
         Estimated reduction of interest income                       $(114,000)
                                                                      ---------
         Net                                                         $1,793,000
                                                                     ==========

     The other income/expense items of the Acquired Companies ($1,907,000) represent non recurring expense items which would not have occurred had the acquisition taken place on October 1, 1998. These non-recurring items are more fully described in note 4 of the audited statements of the Acquired Companies on page F-10. They include the net effect of the following:

     (a) A charge for impairment of short leasehold interest assets, which assets were not included in the opening balance sheet.

     (b) Debt forgiveness by former parent company.

     (c) Tax cost resulting from the acquisition. This tax cost is included in the opening balance sheet of the Acquired Companies, and will not reoccur.

         The final component component of this adjustment represents a $114,000 reduction of the Company's interest income computed on the purchase price (including estimated transaction costs).

(3) Reflects the tax benefit from adjustment (1) above and the reduced interest income component described in adjustment (2):

         Straight line rents (Item 1a)                       ($4,083,000)
         Amortization (Item 1b)                                  883,000
         Reduction in interest income                           (114,000)
                                                                --------
         Reduction in taxable income                           $3,314,000
                                                               ----------

         Tax Benefit                                           $1,127,000
                                                               ==========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OMEGA WORLDWIDE, INC.

January 11, 2000                            By       /s/ Edward C. Noble
                                                     -------------------
                                                     Edward C. Noble
                                                     Chief Financial Officer

                            IDUN HEALTH CARE LIMITED

                         PROFORMA FINANCIAL STATEMENTS
            FOR THE TWO YEARS ENDED 31 MARCH 1999 AND 31 MARCH 1998






         CONTENTS                                                  PAGE

         Definitions and background                                  1


         Report of Independent Accountant                            2


         Proforma Combined Profit and Loss Account                   4


         Proforma Combined Balance Sheet                             5


         Proforma Combined Cash Flow Statement                       6


         Notes to the Proforma Financial Statements                  7

         IDUN HEALTH CARE LIMITED
         DEFINITIONS

         BACKGROUND

         On 29 October 1999, 48 care home operating companies owned by Tamaris plc ("Tamaris") were acquired by Idun Health Care Limited ("Idun Health Care")(formerly Mixtop Limited)

         Of the 48 companies acquired on 29 October 1999, 39 companies were wholly owned by Tamaris at 31 March 1998, a further six companies were incorporated by Tamaris during the year to 31 March 1999, and one company was incorporated by Tamaris after 31 March 1999, before 29 October 1999.

         For the purposes of SEC reporting only, the financial statements of 47 companies have been combined as at 31 March 1999 and 39 companies owned by Tamaris at 31 March 1998, have been combined for comparative purposes.

         Idun Health Care Limited is a shell company wholly owned by Omega Worldwide, Inc. ("Omega") for combining the 48 care home operating companies within one entity. Omega is now the ultimate parent undertaking of the Group. Idun Health Care was incorporated on 22 October 1999, and commenced trading on 29 October 1999.


       "Proforma                         Financial   Statements"   The  combined
                                         results,  and  balance  sheets  of  the
                                         Group for the two years  ended 31 March
                                         1999.


       "Group" The 48 companies acquired by Idun on 29 October 1999 (1998: 39 companies)


       "Combination"                     The combined results and balance sheets
                                         of the group.  Idun was not a statutory
                                         entity or parent undertaking at
                                         31 March 1999.  Hence, it is not
                                         appropriate to prepare consolidated
                                         financial statements within the normal
                                         meaning of the term.

                                         The  financial   statements  have  been
                                         prepared for SEC reporting purposes.

            REPORT OF INDEPENDENT ACCOUNTANT TO THE SHAREHOLDERS OF IDUN HEALTH CARE LIMITED

            To the Shareholders of the Idun Health Care Limited

            We have audited the proforma combined balance sheets of the Idun companies as at 31 March 1999 and 31 March 1998, and the related proforma combined profit and loss accounts and proforma combined cashflow statements for the two years ended 31 March 1999, which together with the accompanying notes constitute the proforma combined financial statements on pages 3 to 31.

            The proforma combined financial statements have been prepared in accordance with the accounting policies set out in note 1. In particular, we draw your attention to the basis of the combination of these proforma combined financial statements.

            Directors' responsibilities for the financial statements

            The Directors are responsible for preparing the proforma combined financial statements. In preparing those statements, the directors are required to:

                     select suitable accounting policies and then apply them consistently;

                     make judgements and estimates that are reasonable and prudent;

                     state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the proforma combined financial statements.

            The Directors are responsible for keeping proper accounting records, for safeguarding the assets of the Group and for taking reasonable steps for the prevention and detection of fraud and other irregularities.

            Respective responsibilities of directors and auditors

            The Company's Directors are responsible for the preparation of proforma combined financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

            Basis of opinion

            We conducted our audit in accordance with Auditing Standards generally accepted in the United Kingdom and the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the proforma combined financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the proforma combined financial statements, and of whether the accounting policies are appropriate to the circumstances, consistently applied and adequately disclosed.

            We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

            Going concern

            In forming our opinion, we have considered the adequacy of the disclosures made in note 1a) of the proforma combined financial statements concerning the going concern assumption. Immediately after acquisition, Omega Worldwide, Inc. advanced (pound)8 million to the Group for the settlement of short term liabilities and working capital. On the basis of the Directors' current projections, the Board does not believe that the Group will require more than (pound)1 million of additional funds for the foreseeable future. It is the opinion of the Directors of Idun Health Care Limited that the Group, in order to continue as a going concern, is reliant on the continued support of Omega Worldwide, Inc., the ultimate controlling party of the Group. In view of the significance of this uncertainty we consider it should be drawn to your attention, but our opinion is not qualified in this respect.

            Related party transactions

            In forming our opinion,  we have considered the disclosures  made in note 29 of the financial statements which sets out those transactions which the Directors of Idun Health Care Limited have identified between the Idun companies and related parties. In view of the significance of these transactions we consider that they should be drawn to your attention, but our opinion is not qualified in this respect.

            Opinion

            In our opinion the proforma combined financial statements have been properly prepared in accordance with the basis of preparation and the accounting policies set out in note 1.

            United Kingdom accounting standards vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net profit for the year ended 31 March 1999 and 31 March 1998 and the determination of aggregated shareholders' equity and aggregated financial position as at 31 March 1999and 31 March 1998 to the extent summarised in note 30 to the consolidated financial statements.



            /s/ Grant Thornton
            Grant Thornton
            registered auditors
            chartered accountants

            London
            24 DECEMBER 1999

IDUN HEALTH CARE LIMITED
PROFORMA COMBINED PROFIT AND LOSS ACCOUNT
FOR THE TWO YEARS ENDED 31 MARCH 1999 AND 1998


                                        Notes                             1999                         1998
                                                  (pound)'000      (pound)'000     (pound)'000     (pound)'000

Turnover                                    2
  Continuing operations                                                 69,432                          33,938
  Acquisitions                                                           3,657                               -
                                                                         -----                          ------
                                                                        73,089                          33,938

Staff costs                                 5                          (40,520)                        (18,932)
Depreciation                                                            (1,044)                           (437)
Other operating charges                                                (28,656)                        (12,985)
                                                                      --------                         -------

Operating profit before
exceptional items                                                        2,869                           1,584

Other operating charges:
Exceptional items                           4                            (544)                               -

Operating profit                            3
  Continuing operations                                1,617                            1,584
  Acquisitions                                           708                                -
                                                       -----              ----           -----          ------
                                                                         2,325                           1,584

Net interest                                6                             (691)                           (235)
                                                                          ----                            ----

Profit on ordinary
activities before taxation                  2                            1,634                           1,349

Taxation                                    7                             (647)                           (351)
                                                                         -----                            ----

Profit for the financial year                                              987                             998
                                                                           ===                             ===




There were no recognised gains or losses other than the profit for each financial year.


The accompanying policies and notes form an integral part of these financial statements.

IDUN HEALTH CARE LIMITED
PROFORMA COMBINED BALANCE SHEETS AT 31 MARCH 1999 AND 1998



                                                                                   Notes            1999            1998
                                                                                             (pound)'000     (pound)'000
            Fixed assets
            Tangible assets                                                            9          11,845          16,556
            Intangible assets                                                          8             100               -
                                                                                       -           -----           -----

                                                                                                  11,945          16,556
                                                                                                  ------          ------


            Current assets
            Debtors: amounts falling due after more than one year                     11           7,665           7,639
            Debtors                                                                   10           6,739           5,986
            Cash at bank and on deposit                                               20           3,895           3,662
                                                                                                   -----           -----

                                                                                                  18,299          17,287
                                                                                                  ------          ------

            Creditors: amounts falling due within one year                            12        (17,479)        (21,712)

            Net current assets                                                                       820         (4,425)

            Total assets less current liabilities                                                 12,765          12,131

            Creditors: amounts falling due after more than one year                   13         (5,718)         (6,220)
                                                                                                 ------          ------

            Net assets                                                                             7,047           5,911
                                                                                                   =====           =====

            Capital and reserves
            Called up share capital                                                   17           6,327           6,178
            Share premium account                                                     18             875             875
            Other reserve                                                             18         (2,189)         (2,189)
            Profit and loss account                                                   18           2,034           1,047
                                                                                                   -----           -----


            Shareholders' funds                                                       19           7,047           5,911
                                                                                                   =====           =====


         The financial statements were approved by the Board of Directors on 24 December 1999


         James Flaherty              /s/ James Flaherty            )
                                                                   )
                                                                   ) Directors
                                                                   )
         Graeme Willis              /s/ Graeme Willis              )



The accompanying policies and notes form an integral part of these financial statements.

IDUN HEALTH CARE LIMITED
PROFORMA COMBINED CASH FLOW STATEMENTS
FOR THE TWO YEARS ENDED 31 MARCH 1999 AND 1998

                                                                              Notes       1999           1998
                                                                                       (pound)'000   (pound)'000

Net cash inflow/(outflow) from operating activities                              21         4,737       (4,647)
                                                                                            -----       ------
Returns on investments and servicing of finance
Interest paid                                                                               (873)         (459)
Interest element of hire purchase agreements                                                 (43)          (24)
Interest received                                                                             225           248
                                                                                              ---           ---

Net cash outflow from returns on
investments and servicing of finance                                                        (691)         (235)
                                                                                            ----          ----

Taxation
Tax paid                                                                                    (238)          (40)
                                                                                            ----           ---

Capital expenditure and financial investment
Payments to acquire tangible fixed assets                                                 (3,752)       (2,428)
Receipts from sales of tangible fixed assets (net of expenses)                              1,836            -
                                                                                            -----        -----

Net cash outflow from capital expenditure
and financial investment                                                                  (1,916)       (2,428)
                                                                                          ------        ------

Acquisitions and disposals                                                       25
Net cash taken over on purchase of subsidiary undertaking                                       -           273
Purchase of care home businesses (net of sale receipts)                                   (4,342)       (7,097)
                                                                                          ------        ------

Net cash outflow from acquisitions and disposals                                          (4,342)       (6,824)
                                                                                          ------        ------

Financing
Capital element of hire purchase agreements                                                 (209)          (70)
Receipts from borrowing                                                                     2,920         2,495
Repayment of borrowing                                                                      (473)          (22)
Net funding from former holding company                                                     1,074         8,907
                                                                                            -----         -----

Net cash inflow from financing                                                              3,312        12,310
                                                                                            -----        ------

Increase/(decrease) in cash                                                      22           862       (1,864)
                                                                                              ===       ======

The accompanying accounting policies and notes form an integral part of these financial statements.

         IDUN HEALTH CARE LIMITED
         NOTES TO THE PROFORMA FINANCIAL STATEMENTS
         FOR THE TWO YEARS ENDED 31 MARCH 1999 AND 1998

         1.  ACCOUNTING POLICIES

         a)        BASIS OF PREPARATION - GOING CONCERN

         The Directors have given due consideration to the preparation of the proforma financial statements on a going concern basis having reviewed the forecasts for the next 12 months from the date of approval of these proforma financial statements. Immediately after acquisition, Omega Worldwide, Inc. advanced (pound)8 million to the Group for settlement of short term liabilities and working capital. On the basis of the Directors' current projections, the Board does not believe that the Group will require more than (pound)1 million of additional funds for the foreseeable future. It is the opinion of the Directors of Idun Health Care that the Group in order to continue as a going concern, is reliant upon the continued support of Omega Group the ultimate controlling party of the companies.

         Immediately following the acquisition, Omega paid (pound)8 million to settle overdue liabilities of the Group and to provide the Group with working capital. Omega has given an undertaking to continue to support the Group for the foreseeable future.

         b)        ACCOUNTING CONVENTION

         The proforma combined financial statements are prepared in accordance with applicable accounting standards and under the historical cost convention, except that:

         Consolidation adjustments have not been made in respect of investments, share capital and goodwill on the ground that Idun was not a legal entity as at 31 March 1999, nor was it the parent undertaking as at 31 March 1999.

         c)        ACCOUNTING STANDARDS

         The proforma financial statements have been prepared in accordance with applicable accounting standards in the United Kingdom. The Group has adopted Financial Reporting Standards No's 10 - 14 for the first time. Other than for goodwill the adoption of these accounting policies has not lead to a change in accounting treatments used in earlier years.

         d)        BASIS OF COMBINATION

         These proforma financial statements combine the results of 47 companies as at 31 March 1999 acquired by Idun Health Care Limited on 29 October 1999. For comparative purposes these financial statements combine the results of the 39 companies owned by Tamaris as at 31 March 1998. There were no disposals of companies during the two years ended 31 March 1999 and 1998. An additional company acquired by Omega on 29 October 1999 was not incorporated until after 31 March 1999.

         The results of undertakings acquired during the year are included from the date of acquisition. On acquisition of a company, all of the company's assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. The effect of transactions between the Idun companies have been removed. The reserves and share capital of each company have been aggregated at the balance sheet date. No adjustment to reserves or issued share capital has been made, except where it is necessary to remove pre-acquisition results.

         e)        TANGIBLE FIXED ASSETS

         Fixed assets are included at cost less depreciation.

         The Group capitalises, as short leasehold interests, the costs associated with the acquisition of the operating leases of the care home businesses that comprise the continuing ordinary activities of the Group.

         Proceeds of sale and leaseback transactions are shown net of disposal costs. Consideration paid for the acquisition of a new home includes costs of acquisition of the home.




         ACCOUNTING POLICIES (CONTINUED)

         f)        DEPRECIATION

         Depreciation is provided on the cost or valuation of tangible fixed assets less estimated residual values over their estimated useful lives at the following annual rates:

         Freehold buildings                          50 years
         Short leasehold interests                   period of lease
         Plant, fixtures and fittings                5% - 15% on net book value
         Motor vehicles                              25% on cost

         Freehold buildings, short leasehold interests and motor vehicles are assumed to have nil estimated residual value.


         g)        GOODWILL

         Purchased goodwill is capitalised and is amortised on a straight line basis over its estimated useful economic life as shown in note 8.

         Purchased goodwill first accounted for in accounting periods ending before 23 December 1998, the implementation date of Financial Reporting Standard No 10, was eliminated from the financial statements by immediate write-off on acquisition against reserves. Such goodwill will be charged or credited to the profit and loss account on the subsequent disposal of the business to which it relates.

         h)        HIRE PURCHASE AND LEASING CONTRACTS

         Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and depreciated over their useful lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the agreement.

         All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

         i)        DEFERRED TAXATION

         Deferred taxation is provided to take account of timing differences between the treatment of certain items for accounts purposes and for taxation purposes, only to the extent it is probable that a liability or asset will crystallise in the foreseeable future. Unprovided deferred tax is disclosed as a contingent liability.

         Debit balances arising in respect of advance corporation tax on dividends payable or proposed are carried forward to the extent that they are expected to be recoverable.

         j)        PENSION COSTS

         No Group or Company pension scheme exists other than the Group Personal Pension Scheme, which was established on 1 January 1999 for participation by certain senior employees. Payments to the Scheme or to an employee's own pension scheme are charged to the profit and loss account when incurred.

         k)        TURNOVER

         Turnover represents the amount receivable for services provided.

         l)        SALE AND LEASEBACK TRANSACTIONS

         The   companies   recognise  the  profit  on  any  sale  and  leaseback
         transactions on completion through operating profit.

2.       TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

         The Group's turnover and results before taxation are principally attributable to one activity, the provision and management of long term facilities for the elderly and for the physically and mentally disabled.

         Turnover arises solely from activities within the United Kingdom.

         The amounts shown for continuing operations include the following in respect of acquisitions:



                                                            1999
                                                        (pound)'000

                   Staff costs                             2,187
                   Depreciation                               19
                   Other operating charges                   743
                                                           -----
                                                           2,949
                                                           =====


3.       OPERATING PROFIT

         Operating profit is stated after charging:

                                                                                            1999           1998
                                                                                        (pound)'000    (pound)'000
Auditors' remuneration :
  Audit services                                                                             164             64
  Non audit services                                                                         157            139
  Less amounts capitalised on acquisitions                                                  (118)           (99)
Operating lease rentals: land and buildings                                               16,671          7,906
                                                                                          ======          =====


         Included within the operating profit is a profit on sale and leaseback transactions of (pound)532,000.

         4.  OTHER OPERATING CHARGES : EXCEPTIONAL ITEMS


                                                                                                    1999                  1998
                                                                                                 (pound)'000          (pound)'000

           (i)       Impairment of short leasehold interests                                       10,465                     -
           (ii)      Impairment of freehold care home assets                                          450                     -
           (iii)     Provision for profit related pay tax liability                                 1,000                     -
           (iv)      Waiver of amounts owed to Tamaris                                            (11,371)                    -
                                                                                                  -------                   ----
                                                                                                      544                      -
                                                                                                  =======                   ====


         (i)       Impairment of short leasehold interests

         The care home operating companies acquired by Idun Health Care Limited have written down the carrying value of short leasehold interests based on the cash flow projections of the companies acquired by Idun on 29 October 1999 (see note 9).

         (ii)      Impairment of freehold care home assets

         The Group's freehold care home assets were valued on 8 January 1999 by Conrad Ritblat at (pound)2,970,000 against a book value of (pound)3,420,000. The impairment provision represents the corresponding shortfall.

         (iii)     Provision of profit related pay tax liability

         On 29 October 1999, Idun acquired the share capital of 48 companies formerly owned by Tamaris plc. The break-up of the Tamaris group has resulted in an overpayment of profit related pay through the scheme run by Tamaris for the year ended 31 March 1999. The individual liabilities fall on each company and are therefore fully provided within these combined proforma financial statements.

         (iv) Waiver of amounts owed to Tamaris by the 48 care home operating companies

         As part of the sale agreement between Idun and Tamaris referred to above, all inter-company debt between the companies acquired and the former holding company and its remaining subsidiaries was waived on 29 October 1999.


5.  STAFF COSTS




                                                                                                     1999            1998
                                                                                               (pound)'000       (pound)'000
            Employee costs including directors' emoluments during the year were:
            Salaries and wages                                                                     38,117          17,914
            Social security costs                                                                   2,299           1,018
            Pension costs                                                                             104               -
                                                                                                   ------          -------
                                                                                                   40,520          18,932
                                                                                                   ======          ======

                                                                                                   Number          Number
            The average numbers of staff employed during the year were:
            Management and administration                                                             237             200
            Nursing and ancillary services                                                          5,180           2,413
                                                                                                    -----           -----
                                                                                                    5,417           2,613
                                                                                                    =====           =====


         6.  NET INTEREST



                                                                                                     1999            1998
                                                                                              (pound)'000     (pound)'000
            Interest payable:
            On bank loans and overdrafts                                                              681             253
            Hire purchase interest                                                                     43              24
            Other loan interest                                                                       192             206
                                                                                                      ---             ---

                                                                                                      916             483

            Interest receivable                                                                     (225)           (248)
                                                                                                    ----            ----

            Net interest payable                                                                      691             235
                                                                                                      ===             ===





         7.  TAXATION ON ORDINARY ACTIVITIES



                                                                                                     1999           1998
                                                                                              (pound)'000       (pound)'000

            The tax charge is based on the loss for the year and represents:

            Corporation tax at 31% (1998 - 31%)                                                      914             351
            Overprovision in respect of previous years                                              (267)             -
                                                                                                    ----             ---
                                                                                                     647             351
                                                                                                     ===             ===





         The taxation charge for 1998 was reduced by rollover relief on property gains, accelerated capital allowances, loss relief and other timing differences.

         8.  INTANGIBLE FIXED ASSETS

                                    Goodwill
                                   (pound)'000

            Cost
            Additions                                                 100
                                                                      ---

            At 31 March 1999                                          100
                                                                      ---

            Amortisation
            Charge for the year                                         -
                                                                      ---

            At 31 March 1999                                            -
                                                                      ---

            Net book value
            At 31 March 1999                                          100
                                                                      ===


The goodwill arose on the acquisition of the Buchanan homes by Tamhealth Limited on 9 December 1998 (see note 24).



         9.  TANGIBLE FIXED ASSETS



                                                  Freehold           Short           Plant
                                                  land and       leasehold        fixtures           Motor
                                                 buildings       interests    and fittings        vehicles           Total
                                               (pound)'000     (pound)'000     (pound)'000     (pound)'000     (pound)'000

            Cost or valuation
            At 1 April 1998                          4,336           9,859           2,607             414          17,216
            Additions                                3,489           3,959           1,736              94           9,278
            Disposals                              (1,812)           (146)            (54)            (51)         (2,063)
                                                   ------            ----             ---             ---          ------

            At 31 March 1999                         6,013          13,672           4,289             457          24,431
                                                     -----          ------           -----             ---          ------

            Depreciation
            At 1 April 1998                             44             102             453              61             660
            Provided in year                            38             542             355             109           1,044
            Impairment write
            down                                       450          10,465               -               -          10,915
            Disposals                                    -             (4)               -            (29)            (33)
                                                       ---            ---              ---             ---             ---

            At 31 March 1999                           532          11,105             808             141          12,586

            Net book value at
            31 March 1999                            5,481           2,567           3,481             316          11,845
                                                     =====           =====           =====             ===          ======

            Net book value at
            31 March 1998                            4,292           9,757           2,154             353          16,556
                                                     =====           =====           =====             ===          ======

         TANGIBLE FIXED ASSETS (CONTINUED) Freehold land of (pound)836,000 is not depreciated.

         Under the new accounting standard Financial Reporting Standard No 11 'Impairment of fixed assets and goodwill', the Directors have reviewed the carrying value of short leasehold interests for impairment.

         For the purpose of review of short leasehold interests the healthcare business has been split into two income generating units ("IGU"), one to be those care home businesses where rent may be renegotiated with the lessor and the other being the remainder of homes in the Group.

         The cost of capital of an equally risky investment is defined as the cost of capital of the parent undertaking.

         Based on cash flow projections for these IGU's and assuming that the cost of capital of an equally risky investment would be 13%, the directors have concluded that a provision of (pound)10,465,000 is required for impairment.1

         The freehold care home assets were valued on 8 January 1999 by Conrad Ritblat at (pound)2,970,000 against a book value of (pound)3,420,000. The impairment provision represents the corresponding shortfall.

         The net book value of assets in the table stated above include assets held under hire purchase agreements, as follows:


                                                    Plant
                                                   Fixtures          Motor
                                                  and fittings      Vehicles
                                                  (pounds)          (pounds)

         Net book value at 31 March 1999              171               235
                                                      ===               ===

         Net book value at 31 March 1998              101               176
                                                      ===               ===

         Depreciation provided in the year             19                60
                                                      ===               ===


         10. DEBTORS

                                                       1999           1998
                                                    (pound)'000  (pound)'000


            Trade debtors                             3,692          3,612
            Other debtors                             1,980          1,444
            Prepayments and accrued income            1,067            930
                                                      -----            ---
                                                      6,739          5,986
                                                     ======          =====



         Prepayments include costs of (pound)38,000 (1998 - (pound)27,000) incurred on anticipated future care home acquisitions.

         11. DEBTORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                    1999           1998
                                                (pound)'000     (pound)'000

            Prepayments                             5,351          5,553
            Other debtors                           2,314          2,086
                                                    -----          -----
                                                    7,665          7,639
                                                    =====          =====



         Prepayments relate to a forward payment of rental costs which will be written off over the lease period of 30 years.

         Other debtors relate to rent security deposits which are not expected to be recovered within a period of twenty years, as they are recovered at the end of the lease term.


         12. CREDITORS; AMOUNTS FALLING DUE WITHIN ONE YEAR



                                                          1999           1998
                                                     (pound)'000    (pound)'000


            Bank loans and overdrafts                    6,046          3,755
            Trade creditors                              1,771          1,378
            Corporation tax                              1,197            788
            Amounts due to Tamaris                           -         10,447
            Other taxes and social security costs        1,040            780
            Hire purchase agreements                       120            100
            Accruals and deferred income                 7,305          4,464
                                                         -----          -----
                                                        17,479         21,712
                                                        ======         ======


         Details of the security provided for bank and other loans and overdrafts are given in note 15.

         Amounts due under hire purchase agreements are secured on the assets to which they relate.

         Further  details of the repayment  periods of  borrowings  are given in note 14.

         13. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR



                                                                                                      1999           1998
                                                                                                 (pound)'000      (pound)'000


            Bank loans                                                                               2,477          2,950
            Unsecured loan notes                                                                     3,000          3,000
            Unsecured loan                                                                              39             39
            Hire purchase agreements                                                                   202            231
                                                                                                     -----          -----
                                                                                                     5,718          6,220
                                                                                                     =====          =====



         Details of the security provided for bank and other loans, overdrafts and guarantees are given in note 15.

         Amounts due under hire purchase agreements are secured on the assets to which they relate.

         Further  details of the repayment  periods of  borrowings  are given in note 14.


         14.  BORROWINGS AND FINANCIAL INSTRUMENTS

         Borrowings

                                                                                                      1999           1998

                                                                                               (pound)'000    (pound)'000


            Within one year or on demand
            Hire purchase agreements                                                                   120            100
            Bank loans and overdrafts                                                                6,046          3,755

            After one and within two years
            Hire purchase agreements                                                                   108            136
            Bank loans                                                                                 508            508

            After two years and within five years
            Hire purchase agreements                                                                    94             94
            Bank loans                                                                               1,084          1,530
            Unsecured loan notes                                                                     3,000          3,000
            Unsecured loan                                                                              39             39

            After five years
            Bank loans                                                                                 885            913
                                                                                                    ------         ------
                                                                                                    11,884         10,075
                                                                                                    ======         ======


         Financial instruments

         The weighted average interest rate of fixed rate liabilities is 8.9%.

         The weighted average period for which interest rates on fixed rate liabilities are fixed is three years.

         There are no financial liabilities on which no interest is paid.

         The benchmark rate where applicable, for determining interest payments for the floating rate financial liabilities is the London Interbank Offered Rate ("LIBOR").

         Borrowing facilities

         The Group had no undrawn committed borrowing facilities available at 31 March 1999.

         The difference between book value and fair value of Group financial instruments is not material.


         15. SECURED CREDITORS DISCLOSURE

         BARCLAYS BANK PLC

         i) Barclays Bank had a floating charge over the assets and business of Lunan House Limited as its security for a loan facility of(pound)1,280,000. The period remaining for the repayment of the Loan was 18 years and the loan carried interest at 2.0% above London Interbank Offered Rate ("LIBOR"). The indebtedness to Barclays at the year end was (pound)1,225,000.

         ii) Barclays Bank had a fixed and floating charge over the assets and business of Tamaris (QCH) Limited as security for a loan facility of (pound)2,200,000. The period remaining for the repayment of the loan was 4 years and carried interest at 2.0% above LIBOR. Capital repayments were made at a rate of (pound)110,000 per quarter. The indebtedness to Barclays at the year end was (pound)1,760,000.

         iii) Barclays Bank had a fixed and floating charge over the assets and business of Tamaris Care Properties Limited as security for bridging loan facilities of (pound)1,700,000 and (pound)1,220,000. In addition, cash at bank and on deposit included (pound)450,000 on Treasurers Deposit which represented part of the security for the bridging loan of
                  (pound)1,700,000.   Barclays indicated that they were
                  willing to convert the (pound)1,700,000 facility into a term loan upon similar terms to the Lunan House loan disclosed above. The loans carried interest at 2.5% above the Bank's base lending rate. The indebtedness to Barclays at the year end was (pound)2,920,000.

         Clydesdale Bank PLC

         i) Tamaris (Scotland) Limited had an overdraft facility of (pound)250,000 which was repaid prior to the acquisition of the Company by Idun.

         ii) Clydesdale Bank had made available a guarantee facility of up to (pound)3,080,000 in relation to the unsecured loan notes of (pound)3,000,000. As at 31 March 1999 the Bank provided a guarantee of (pound) 2,750,000. This was secured by a cash deposit of (pound)2,830,000 made with the Bank. It is included under current assets but was not available for Group use unless replaced by comparable security.

        Both facilities were secured by a fixed and floating charge over the assets of Tamaris (Scotland) Limited.


         16. PROVISION FOR LIABILITIES AND CHARGES

         The deferred taxation not provided for in the financial statements is set out below and is calculated using tax rates of 31% for the Group (1998 - 31%).

                                                                                                         Unprovided
                                                                                                     1999            1998
                                                                                              (pound)'000     (pound)'000


            Accelerated capital allowances                                                              -              43
            Other timing differences                                                                    -               -
                                                                                                      ---             ---
                                                                                                        -              43
            Less: Trading losses                                                                        -             (43)
                                                                                                      ---             ---
                                                                                                        -               -
                                                                                                     ====             ===

         No provision has been made for the taxation that arises on the chargeable profits from the sale of Group properties in 1997, as it is the Directors' intention to claim roll-over relief on the acquisition of replacement assets. The estimated amount of tax not provided is (pound)1,300,000 (1998 - (pound)1,300,000).


         17. CALLED UP SHARE CAPITAL

         Called up share capital represents the aggregate share capital of 47 of the companies acquired by Idun.

         18. SHARE PREMIUM ACCOUNT AND RESERVES

                                                                                     Share
                                                                                   premium                      Profit and
                                                                                   account   Other reserve     loss account
                                                                               (pound)'000   (pound)'000       (pound)'000

            At 1 April 1998                                                            875         (2,189)           1,047
            Profit for the year                                                          -              -              987
                                                                                       ---         ------              ---
            At 31 March 1999                                                           875         (2,189)           2,034
                                                                                       ===         ======            =====




         Share premium account represents the aggregate share premium for the 47 companies acquired by Idun.

         The Other reserve represents a capital reserve arising on acquisition of subsidiary companies in previous years.



         19. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                                      1999           1998
                                                                                                 (pound)'000     (pound)'000



            Retained profit for the financial year                                                     987            998
            New share capital                                                                          149              -
                                                                                                       ---            ---
                                                                                                     1,136            998

            Shareholders' funds at 1 April 1998                                                      5,911          4,913
                                                                                                     -----          -----
            Shareholders' funds at 31 March 1999                                                     7,047          5,911
                                                                                                     =====          =====





         20. COMMITMENTS UNDER OPERATING LEASES

         The Group have commitments under operating leases in respect of care home properties for payments of (pound)19,600,000 in the year to 31 March 2000 (1998 - (pound)15,556,000). The leases to which these amounts relate all expire after more than five years.

         21. NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES




                                                                                                     1999            1998
                                                                                              (pound)'000     (pound)'000
            Operating profit before exceptional items                                               2,869           1,584
            Depreciation charges                                                                    1,044             437
            Increase in debtors                                                                      (802)         (2,493)
            Increase in creditors                                                                   1,626           1,378
            Lease rental paid in advance                                                                -          (5,553)
                                                                                                     ----          ------

            Net cash inflow/(outflow) from operating activities                                     4,737          (4,647)
                                                                                                    =====         ======

            There is no cash flow effect from exceptional items.


         22.  RECONCILIATION OF NET CASHFLOW TO MOVEMENT IN DEBT


                                                                                                     1999            1998
                                                                                              (pound)'000     (pound)'000


            Increase/(decrease) in cash in the year                                                   862         (1,864)
            Cash outflow from financing                                                           (2,238)         (2,403)
                                                                                                  ------          ------

            Change in net debt resulting from cash flows                                          (1,376)         (4,267)
            Inception of hire purchase agreements                                                   (200)           (343)
                                                                                                    ----            ----

            Movement in net debt in the year                                                      (1,576)         (4,610)

            Net debt at 1 April 1998                                                              (6,413)         (1,803)
                                                                                                  ------          ------

            Net debt at 31 March 1999                                                             (7,989)         (6,413)
                                                                                                  ======           =====



         23. ANALYSIS OF CHANGES IN NET DEBT



                                                                At 1 April                        Non-cash     At 31 March
                                                                   1998         Cash flow           items         1999.00
                                                               (pound)'000     (pound)'000     (pound)'000     (pound)'000


            Cash at bank and in hand                                   832            (217)              -            615
            Bank overdrafts                                         (3,247)            629               -         (2,618)
            Deposit guaranteeing loan notes                          2,830               -               -          2,830
            Deposit guaranteeing loan facility                           -             450               -            450
                                                                       ---             ---             ---            ---
                                                                       415             862               -          1,277

            Bank loans                                              (3,458)         (2,447)              -         (5,905)
            Hire purchase agreements                                  (331)            209            (200)          (322)
            Loan notes                                              (3,000)              -               -         (3,000)
            Other loans                                                (39)              -               -            (39)
                                                                       ---             ---             ---            ---

                                                                    (6,413)         (1,376)           (200)        (7,989)
                                                                    ======          ======            ====         ======




         Non-cash items represent the inception of new hire purchase agreements.


         24. ACQUISITIONS

         During the year the Tamaris plc acquired a number of care home businesses. Details of the capitalised values of each transaction are given below. In each case only the business and certain assets and liabilities were acquired. In these circumstances, it is not practical to provide details of profits or losses for financial periods before acquisition. Details of the contribution to and utilisation of Group cash flow is given at note 25.

         ST CATHERINE'S NURSING HOME

         On 24 June 1998, Tameng Care Limited, then a newly formed wholly owned subsidiary of Tamaris, acquired the freehold property, related fixed assets and business of St. Catherine's Nursing Home, Bolton (63 beds), for (pound)1,675,000 from D R and R E Walker.

         Immediately following the acquisition Tameng Care Limited entered into an agreement with Tamaris Care Properties Limited for the sale of the freehold property for (pound)1,700,000 and its subsequent lease back on a 25 year operating lease on normal industry terms. The initial annual rent payable is (pound)170,000. The acquisition by Tamaris Care Properties Limited was financed by a bridging facility from Barclays Bank PLC of (pound)1,700,000.

         The assets acquired were as follows:



                                                                      Book value
                                                                             and
                                                                      Fair value
                                                                     (pound)'000


            Purchase consideration                                        1,675
            Costs of acquisition                                             43
                                                                             --
            Net assets acquired                                           1,718
                                                                          -----
            Satisfied by:
            Bank loan                                                     1,700
            Cash                                                             18
                                                                             --
                                                                          1,718
                                                                          =====


         Beach Court Nursing Home

         On 6 November 1998, Tamscot Care Limited, then a wholly owned subsidiary of Tamaris, acquired the freehold property, related fixed assets and business of Beach Court Nursing Home, Aberdeen (43 beds), for (pound)1,625,000 from Mr P Marr.

         Immediately following the acquisition Tamscot Care Limited entered into an agreement with Tamaris Care Properties Limited for the sale of the freehold property for (pound)1,625,000 and its subsequent lease back on a 25 year operating lease on normal industry terms. The initial annual rent payable is (pound)162,000. The acquisition by Tamaris Care Properties Limited was financed by a bridging facility from Barclays Bank PLC of (pound)1,220,000.

         The assets acquired were as follows:

                                                                      Book value
                                                                             and
                                                                      Fair Value
                                                                     (pound)'000

            Purchase consideration                                        1,625
            Costs of acquisition                                             93
                                                                          -----
            Net assets acquired                                           1,718
                                                                          =====
            Satisfied by:
            Bank loan                                                     1,220
            Cash                                                            498
                                                                          -----
                                                                          1,718
                                                                          =====

         Tamhealth Limited

         Tamhealth Limited, then a newly formed wholly owned subsidiary of Tamaris plc has entered into the following transactions during the year.

         On 8 December 1998, the company acquired the freehold property, related fixed assets and business of Flowerdown Nursing Home, Winchester (28 beds) for a consideration of (pound)1,303,500 from Lt Colonel A D and Mrs J I Price, satisfied by cash. The home was simultaneously sold to and leased back from Healthcare Holdings Limited for (pound)1,385,000 on a 35 year operating lease. The initial annual rent payable is (pound)145,000.

         On 9 December 1998, the company acquired the goodwill and business of the Buchanan Homes (97 beds), Glasgow from S & A Glass and Buchanan Properties Limited for a consideration of (pound)100,000.

         On 11 December 1998, the company acquired the freehold property, related fixed assets and business of Rosemount Nursing Home, Blairgowrie (60 beds) from F & M Henderson Limited for a consideration of (pound)1,475,000.

         The home was simultaneously sold to and leased back from Healthcare Holdings Limited for (pound)1,650,000 on a 35 year operating lease. The initial annual rent payable is (pound)173,000.

         On 23 December 1998, the company acquired the freehold property, related fixed assets and business of Garioch Nursing Home, Inverurie (41 beds) and Woodside Nursing Home, Aberdeen (31 beds) from Garioch Nursing Home Limited and Woodside House Nursing Home Limited respectively for a consideration of (pound)1,432,000 and (pound)1,000,000 respectively, satisfied by cash. The homes were simultaneously sold to and leased back from Healthcare Holdings Limited for (pound)2,750,000 on 35 year operating lease. The initial annual rent payable is (pound)289,000.

         On 18 January 1999, the company was granted 35 year operating leases by Healthcare Holdings Limited in respect of three nursing homes (197 beds), two located in Hertfordshire and one in Kent. The initial annual rent payable is (pound)714,000.

         The aggregate assets acquired were as follows:

                                                                                                              Book value
                                                                                                          and Fair value
                                                                                                             (pound)'000


            Purchase consideration                                                                                 5,311
            Sale proceeds, net of costs                                                                           (5,746)
                                                                                                                  ------
            Profit on disposal - credited to profit and loss account                                                (435)
            Costs of acquiring leases - capitalised as short leasehold interests                                     705
                                                                                                                     ---

                                                                                                                     270
                                                                                                                     ===
            Satisfied by:
            Cash (net)                                                                                               270
                                                                                                                     ===


         Hawthorn House Nursing Home

         On 19 February 1999, Tamulst Care Limited, then a wholly owned subsidiary of Tamaris acquired the freehold property, related assets and business of Hawthorn House Nursing Home, Belfast from the Civil Service Benevolent Fund for (pound)625,000 payable in cash.

         Simultaneously with completion, Tamulst Care Limited entered into a sale agreement for the property with PHF Securities No 3 Limited (Principal Healthcare Finance Limited), for (pound)712,000 and its subsequent leaseback on a 30 year operating lease. The initial annual rent payable is (pound)71,000.

         The assets acquired were as follows:


                                                                                                                    (pound)'000

            Purchase consideration                                                                                   625
            Sale proceeds                                                                                           (712)
                                                                                                                    ----
                                                                                                                     (87)
            Profit on disposal - credited to profit and loss account

            Costs of acquiring lease - capitalised as short leasehold interests                                       76
                                                                                                                      --

                                                                                                                     (11)
                                                                                                                     ===
            Satisfied by:
            Cash (net)                                                                                               (11)
                                                                                                                     ===

         Hallhouse Nursing Home

         On 31 March 1999, Lifecare International plc, then and now a wholly owned subsidiary of Tamaris, acquired the freehold property, related fixed assets and business of Hallhouse Nursing Home, Aberdeen (47 beds) from Hallhouse Nursing Home Limited, for (pound)1,550,000.

         Simultaneously with completion, Lifecare International plc entered into a sale agreement for the property with Care Property Holdings Limited, a Jersey based company, for (pound)1,790,000 and its subsequent leaseback by Dounemead Limited, then a wholly owned subsidiary of Tamaris on a 25 year operating lease. The initial annual rent payable is (pound)179,000.

         The costs incurred by Donnemead Limited were (pound)124,000, satisfied by cash.


         25. CASH FLOW FROM ACQUISITIONS

         The business undertakings acquired during the year made the following contribution to and utilisation of Group cash flow.




                                                                                                   1999            1998
                                                                                              (pound)'000     (pound)'000
            Net inflow from operating activities                                                   1,710             540
            Net outflow from returns on investment and servicing of finance                           (4)           (349)
            Net outflow from capital expenditure and financial investment                         (1,626)           (255)
                                                                                                  ------            ----
                                                                                                     (80)            (64)
                                                                                                  ======           =====


         Operating activities excludes central overhead.


         26. PENSION CONTRIBUTIONS

         Contributions to employees' own pension schemes are accrued and payable during the term of employment.

         A Group Personal Pension Scheme was established on 1 January 1999 for participation by certain senior employees. The scheme is a defined contribution scheme. The amount paid into the scheme during the year was (pound)33,960.


         27. CAPITAL COMMITMENTS

         The Idun companies had no contracted capital commitments at the year end of (pound)nil (1998 - (pound)nil).

         28. CONTINGENT LIABILITIES

         The Idun companies have given charges, guarantees or cross guarantees to lessors and bankers to assist the trading of other Group companies. Liabilities and commitments covered by these guarantees are disclosed within notes 15 and 20.


         29. RELATED PARTY TRANSACTIONS AND MATERIAL CONTRACTS

         Related Party Transactions

         There were no transactions with Directors or related parties during the year other than:

         Mr William Fitch

         The Directors consider that Mr William Fitch is a related party by virtue of his being a Director of Tamaris plc until 31 December 1998 and his holding of ordinary shares in Tamaris plc which amounted to 840,006 ordinary shares at 31 March 1999.

         Under the terms of a Guarantee dated 16 July 1997, Tamaris and Mr. Fitch guaranteed the loan made by MeesPierson Corporate Bank to Triasma Homes Limited for the construction of Westview House Residental Home, now operated by the Group. The obligations under this Guarantee were released on 15 September 1999.

         Under the terms of an agreement dated 22 May 1998 between Omega and Automated Ventures, Inc. ("Automated") (a company incorporated in the British Virgin Islands), Omega agreed to make available to Automated a loan in the principal amount of (pound)500,000. The loan bears interest at 10.5%, and is repayable by quarterly instalments up to and including October 2000. Civicextra Limited, a company incorporated in England and Wales, and Mr Fitch have guaranteed the loan. The loan was made to enable Mr Fitch to buy 200,000,000 0.25 pence ordinary shares in Tamaris from Roseview International Limited ("Roseview"), a company incorporated in the British Virgin Islands. These shares were originally subscribed for by Roseview in January 1998.

         The balance due from Mr. Fitch to Omega is now (pound)437,500.


         Omega

         The Directors consider Omega to be a related party by virtue of its interest in 100% of the shares of the companies and because Mr James Flaherty, a Director of Idun Health Care Limited, is an officer of Omega.

         During the year Omega paid (pound)867,000 on behalf of Tamaris (QCH) Limited in respect of professional fees payable in respect of the acquisition of 37 care home businesses from Quality Care Homes Limited.

         During the year, the Group has made payments of (pound)8,545,000 (1998:
         (pound)2,919,000) to Principal Healthcare Finance Limited, an associated company of Omega, which is equivalent to the annual commitments under its operating leases with that company.
         These leases extend to periods up to 30 years.

         30. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)

                                                                                                     1999            1998
                                                                                              (pound)'000     (pound)'000


            Net profit after tax per UK GAAP                                                          987             998
            Capitalised short leasehold interests (net of impairment provision) (1)                 7,189          (4,728)
            Waiver of amounts owed to Tamaris plc (2)                                             (10,297)          8,301
            Rent payable (net of tax) (3)                                                          (1,786)           (265)
                                                                                                  -------           -----
            Net (loss)/profit per US GAAP                                                          (3,907)          4,306
                                                                                                   ======           =====

            Closing shareholders' equity per UK GAAP                                                7,047           5,911
            Capitalised short leasehold interest (1)                                               (2,567)          9,757
            Waiver of amounts owed to Tamaris plc (2)                                                   -          10,447
            Rent payable (net of tax) (3)                                                          (2,051)           (265)
            Deferred taxation (4)                                                                  (1,300)         (1,300)
                                                                                                    -----           -----
            Closing shareholders' equity per US GAAP                                                1,129           5,036
                                                                                                    =====           =====
            Changes in shareholders' equity on a US GAAP basis:
            Shareholders' equity at beginning of period                                             5,036             730
            Net (loss)/profit                                                                      (3,907)          4,306
                                                                                                   ------           -----
            Shareholders' equity at the end of period                                               1,129           5,036
                                                                                                    =====           =====



         The following are descriptions of US GAAP reconciling items:

         (1) Under UK GAAP, the group capitalise, as short leasehold interests, the costs associated with the acquisition of care home operating leases that comprise the continuing ordinary activities of the group. Such costs are amortised over the period of the lease to which they relate. Under US GAAP, such costs are expensed in the period incurred.

         (2) Under the terms of the sale and purchase agreement between Idun Health Care Limited and Tamaris plc, Tamaris agreed to waive all amounts due to it at 29 October 1999 from the 48 companies. Under UK GAAP, the Group write back the balance as at 31 March 1999 due to Tamaris through the profit and loss account. Under US GAAP, the balance must be written back in the period in which the liability has arisen.


         (3) Under UK GAAP, rent payable under the care home operating leases is expensed in the period in which it is incurred. Under US GAAP, the total rent payable over the lease term is amortised on a straight line basis through the profit and loss account, which includes provision for minimum rental increments.

         (4)      Under UK  GAAP,  deferred  taxation  is  provided  only to the extent that a liability or asset will crystallise in the foreseeable future (partial provision basis). Under US GAAP, a full provision basis is adopted for both deferred tax liabilities and assets. Deferred tax assets not expected to be utilised are reserved for with a valuation allowance.

                  Additional disclosures are as follows:

         1. Under UK GAAP returns on investment, servicing of finance, taxation, dividends paid and financial investment are shown as separate activities in the consolidated statement of cash flows. Under US GAAP, changes to such balances are generally included in operating activities as to returns on investment, servicing of finances and taxation, with the remaining items shown as financing activities. Under UK GAAP, capital expenditure and acquisitions and disposals are shown as separate activities. Under US GAAP, changes to such balances are generally included in investing activities. The sum of cash flows stemming from operating activities, returns on investment and servicing of finance and taxation under UK GAAP is the same in all material respects to cash flows from operating activities under US GAAP.


         31. POST BALANCE SHEET EVENTS

         On 28 April 1999 Tamaris Care Properties Limited, then a wholly owned subsidiary of Tamaris, sold Beach Court Nursing Home, Aberdeen, to Care Home Properties Limited for (pound)1,650,000. The home was subsequently leased back by Tamscot Care Limited, then a wholly owned subsidiary of Tamaris, on a 25 year operating lease commencing on 31 March 1999. The initial annual rent payable is (pound)165,000.

         On 11 May 1999 Laudcare Limited, then a wholly owned subsidiary of Tamaris, exchanged contracts for the acquisition of the Leases of five Care Homes from Loughbray Limited for a consideration of (pound)250,000. The five homes comprise modern purpose built accommodation in Wiltshire and South Gloucestershire and are registered for 256 residents, comprising 7 Residential, 18 Elderly Mentally Infirm and 231 Frail Elderly beds. The 25 year leases are with Nursing Home Properties Limited and the shortest lease has an unexpired term of 22 years. The initial annual rent payable is (pound)902,000.


         On 18 May 1999, Lifecare International plc, a wholly owned subsidiary of Tamaris plc, acquired Havencourt Nursing Home, Stonehaven, registered for 47 beds plus 5 day care places for frail elderly residents, for a consideration of (pound)1,555,000 from Mr J E and Mrs A S Towle. The home was subsequently sold to Carlton Healthcare Properties Limited, a Jersey based company, for (pound)1,720,000 and leased back by Ringdane Limited, then a wholly owned subsidiary of Tamaris plc, on a 30 year operating lease. The initial annual rent payable is (pound)172,000.

         On 14 September 1999 Tamaris (RAM) Limited, then a wholly owned subsidiary of Tamaris, entered into the leases of the seven homes previously operated by Grampian Care (Dundee) Limited (now in administrative receivership). Six of the homes are in Scotland and one is in Berkshire. They are registered for 325 residents, comprising 132 Elderly Mentally Infirm and 193 Frail Elderly beds. The leases for which no premiums were paid, are with MM&S (2538) Limited and are for a period of 30 years on standard industry terms. The initial annual rent payable is (pound)1,180,000.

         Subsequent to the year end the Group carried out the following transactions in respect of its borrowings:

         1 The Barclays Bank plc Treasury Loan of(pound)1,220,000 in respect of Beach Court Nursing Home was repaid in full on 29 April 1999.

         2 In July 1999, Tamaris (Scotland) Limited repaid (pound) 2,750,000 of guaranteed loan notes due to Mr. Peter Marr. The company utilised a cash deposit of (pound)2,830,000 held at Clydesdale Bank (see note 15) to make this repayment. The balance was utilised for working capital purposes.

         3 On 29 October 1999 ownership of the 48 care home operating companies was acquired from Tamaris by Idun Health Care Limited.

                  As part of the sale and purchase agreement dated 29 October 1999, Tamaris agreed to waive amounts due to Tamaris from the 48 care home operating companies.

         4 During October 1999, the 48 companies received (pound)620,000 from Principal Healthcare Finance Limited, an associated company of Omega.

         5 On acquisition, Omega advanced (pound)8 million to Idun Health Care Limited as consideration for 4 million ordinary shares of (pound)1 each, with the balance as a loan. Idun utilised the funds with the 48 care home operating companies as follows:-

                                                                                                                 (pound)'000




            Payment of rent arrears                                                                                 4,100
            Security Deposit against various loan facilities of Barclays Bank PLC                                   1,250
            Repayment of an unsecured loan from Principal Healthcare Finance Limited                                  620
            Working capital                                                                                         2,030
                                                                                                                    -----
                                                                                                                    8,000
                                                                                                                    =====


         In addition, a further sum has been advanced to Idun by Omega in order to alleviate potential short term cash flow difficulities over the forthcoming holiday period.

         The 48 companies acquired by Idun Health Care are listed below:

         The share capital of these companies was held either directly or indirectly (*) via an intermediate holding company.

         Name of company

         Healthcare operating companies at 31 March 1998

         Belmont Nursing Home Limited, The
         Bewick Waverley  Limited
         Cedarhurst Lodge Limited
         Chapelfield  View Limited
         Chestnut Lodge Limited
         Doulton Court Limited
         Dounemead Limited Duncare Limited # * Edgewater Lodge Limited Guthrie Court Limited Keslaw Limited Laudcare Limited Leeland Limited L Lisnisky Limited Lodge Care PLC Lodge Care Services Limited Lunan House Limited Maldcare Limited Meadowvale Care Limited
         North East Pharmacies  Limited*
         Osborne Limited
         Ringdane  Limited
         Rosevale Lodge Limited
         Saintfield  Limited
         Tamaris (England)  Limited
         Tamaris (QCH) Limited
         Tamaris (Scotland)Limited #
         Tamaris (South  East)  Limited
         Tamaris (Ulster) Limited +
         Tammillec Limited
         Westview Lodge Limited

         Healthcare operating companies incorporated during the year ended 31 March 1999

         Atlas Healthcare Limited*
         Tamaris Management Services Limited
         Tameng Care Limited
         Tamhealth Limited
         Tamscot Care Limited
         Tamulst Care Limited

         Property Company Incorporated during the year ended 31 March 1999 Tamaris Care Properties Limited


         Dormant Companies which traded during the year ended at 31 March 1998, but were dormant thereafter

         Bearehill Limited
         Caledonian Care Limited#
         Caledonian Care (Turriff) Limited#*
         Continental 89 Limited
         Continental 92 Limited
         Forebank Limited
         Laurels Lodge Limited
         St Cuthberts Nursing Agency Limited

         Dormant company incorporated during the year ended 31 March 1999 Tamcare Limited


         In addition to the above, Tamaris (RAM) Limited was incorporated during the post balance sheet period and represents the additional company acquired by Omega on 29 October 1999.

         All companies were incorporated in England and Wales except where indicated; # registered in Scotland, + registered in Northern Ireland, + registered in the Isle of Man.